EXHIBIT 3.24

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

C/R GS HOLDINGS, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

FIRST:                   The name of the limited partnership is C/R GS Holdings, L.P.. (the “Partnership”)

SECOND:             The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the first paragraph and inserting in lieu thereof a new first paragraph to read as follows:

2.  The name of the Limited Partnership is:

C/R GS Holdings II, L.P.

THIRD:                The Certificate of Limited Partnership of the Partnership is hereby amended by deleting the third paragraph and inserting in lieu thereof a new third paragraph to read as follows:

2.  The name and mailing address of the general partner is:

Carlyle/Riverstone Energy Partners III, L.P.

1001 Pennsylvania Avenue, NW

Suite 220 South

Washington, D.C. 20004

Attn:  John Harris

The undersigned, being the sole general partner of the Partnership has caused this Certificate of Amendment to be duly executed as of April 10, 2006.

Carlyle/Riverstone Energy Partners III, L.P.
its General Partner

By:	C/R Energy GP III, LLC,
its General Partner

By:	/s/ Andrew W. Ward
Name: Andrew W. Ward
Title: Authorized Person